Exhibit 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 7th day of November, 2024, by and among Armada Acquisition Corp. II, a Cayman Islands exempted company (the “SPAC”), and Armada Sponsor II LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the SPAC plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (as amended, the “Registration Statement”) for the initial public offering (the “IPO”) of units of the SPAC at a price of $10.00 per unit, each comprised of one Class A ordinary share, of US$0.0001 par value each, of the SPAC (the “Class A Ordinary Shares”) and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A Ordinary Share at an exercise price of $11.50 per share.

WHEREAS, the SPAC desires to sell to the Investor on a private placement basis (the “Sale”) an aggregate of 7,880,000 Class B ordinary shares, of US$0.0001 par value each, (the “Class B Ordinary Shares”, and such shares being sold, the “Private Placement Shares”) of the SPAC, for a purchase price of $0.00317258883 per Private Placement Share (the “Purchase Price”). The Private Placement Shares and Class A Ordinary Shares issuable upon conversion of the Private Placement Shares, collectively, are hereinafter referred to as the “Securities”.

WHEREAS, the Investor wishes to subscriber for and purchase each Private Placement Share at the Purchase Price, and the SPAC wishes to accept such subscription from the Investor.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SPAC and the Investor hereby agree as follows:

1.	Agreement to Subscribe.

1.1. Purchase and Issuance of the Private Placement Shares. Upon the terms and subject to the conditions of this Agreement, Investor hereby agrees to subscribe for and purchase from the SPAC, and the SPAC hereby agrees to sell to Investor, on the Closing Date (as defined below) the Private Placement Shares in consideration of the payment of the Purchase Price for each Private Placement Share. On the Closing Date, the SPAC shall, at its option, deliver to the Investor the certificates representing the Securities purchased by the Investor or effect such delivery in book-entry form. Concurrently with the Investor’s execution of this Agreement, the SPAC shall update its register of members accordingly. All references in this Agreement to shares of the SPAC being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. The one Class B Ordinary Share currently held by the subscriber of the SPAC’s memorandum of association following the incorporation of the SPAC shall be repurchased by the SPAC at par immediately following the issue of the Private Placement Shares by the SPAC.

1.2. Purchase Price. As payment in full for the Private Placement Shares being subscribed for and purchased under this Agreement, the Investor shall pay US$25,000 (the “Aggregate Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the SPAC on the Closing Date.

1.3. Closing. The closing of the purchase and sale of the Private Placement Shares shall take place on the first business day following the date of this Agreement (the “Closing Date”). The closing of the purchase and the sale of the Private Placement Shares shall take place at the offices of DLA Piper LLP (US), 650 South Exeter Street, Suite 1100, Baltimore, Maryland 21209, or such other place as may be agreed upon by the parties hereto.

1.5 Tax Forms. Contemporaneous with the occurrence of the purchase of the Private Placement Shares, the Investor shall deliver to the SPAC a properly completed and duly executed IRS Form W-8 or W-9, as applicable.

2.	Representations and Warranties of the Investor.

Investor represents and warrants to the SPAC that:

2.1. No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the SPAC or the Sale of the Securities.

2.2. Accredited Investor. Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. Investor is purchasing the Securities solely for investment purposes, for Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and Investor has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder. Investor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4. Restrictions on Transfer. Investor acknowledges and understands the Private Placement Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Investor acknowledges and understands the Securities are subject to transfer restrictions as described in Section 6 hereof. Investor agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, except for a transfer to an affiliate, Investor may be required to deliver to the SPAC an opinion of counsel satisfactory to the SPAC with respect to such transfer. Absent registration or another available exemption from registration, Investor agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Investor further acknowledges that because the SPAC is a shell company, Rule 144 may not be available to Investor for the resale of the Securities until the one-year anniversary following consummation of the Business Combination of the SPAC, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(a)	Investor is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(b)

Investor is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (i) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (ii) Investor has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by Investor are not entitled to, and have no right, interest or claim to any monies held in the Trust Account (as defined below), and accordingly the Investor may suffer a loss of a portion or all of its investment in the Securities. Investor is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. No Public Market. The Investor understands that no public market now exists for the Class B Ordinary Shares, and that the SPAC has made no assurances that a public market will ever exist for the Class B Ordinary Shares.

2.7. Organization and Authority. Investor is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8. Authority. This Agreement has been validly authorized, executed and delivered by the Investor and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.9. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s charter documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any agreement, order, judgment or decree to which Investor is subject.

2.10. No Legal Advice from the SPAC. Investor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the SPAC made in this Agreement and the other agreements entered into between the parties hereto, the Investor is relying solely on such counsel and advisors and not on any statements or representations of the SPAC or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11. Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended,), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Private Placement Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Private Placement Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Private Placement Shares. The Investors’ subscription and payment for and continued beneficial ownership of the Private Placement Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

2.12. Reliance on Representations and Warranties. Investor understands the Private Placement Shares are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the SPAC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.13. No General Solicitation. Investor is not subscribing for the Private Placement Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement.

2.14. Legend. Investor acknowledges and agrees the book-entries evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3.	Representations, Warranties and Covenants of the SPAC.

The SPAC represents and warrants to, and agrees with, Investor that:

3.1. Valid Issuance of Shares. The total number of shares which the SPAC has authority to issue is US$22,100 divided into 200,000,000 Class A Ordinary Shares, 20,000,000 Class B Ordinary Shares and 1,000,000 preference shares, of US$0.0001 par value each (“Preference Shares”). As of the date hereof, the SPAC has issued and outstanding no Class A Ordinary Shares and no Preference Shares. All of the issued shares of the SPAC have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the memorandum and articles of association of the SPAC, as amended from time to time (the “Articles”), and registration in the SPAC’s register of members, (a) the Private Placement Shares will be duly and validly issued as fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Investor will have or receive good title to the Private Placement Shares purchased by such Investor under this Agreement, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder, under the Articles and other agreements to which the Private Placement Shares may be subject and (ii) transfer restrictions under federal and state securities laws.

3.3. Formation and Authority. The SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and possesses all the requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

3.4. Authorization; Enforcement. (i) The SPAC has the requisite company power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the SPAC and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of the SPAC or its Board of Directors or shareholders is required, and (iii) this Agreement has been duly and validly executed and delivered by the SPAC, and the performance by the SPAC of its obligations hereunder has been duly authorized and, assuming due authorization, execution and delivery of this Agreement by the Investor, this Agreement constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the SPAC of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Articles, (ii) any agreement, indenture or instrument to which the SPAC is a party or (iii) any law, statute, rule or regulation to which the SPAC is subject or any agreement, order, judgment or decree to which the SPAC is subject. Other than any SEC or state securities filings which may be required to be made by the SPAC subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the SPAC is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Private Placement Shares in accordance with the terms hereof.

3.6. Lawsuits and Sanctions. There are no actions, suits, investigations, proceedings pending, threatened against or affecting the Company which (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3.7. Material Non-Public Information. Following the consummation of the IPO, the SPAC shall endeavor not to distribute, furnish or otherwise provide to the Investor any material non-public information regarding the condition (financial or otherwise), business affairs or prospects of the SPAC or the status of any potential business combination of the SPAC without first obtaining the prior consent of the Investor pursuant to standard “wall-cross” procedures.

3.8. No Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the SPAC or, to the SPAC’s knowledge, any SPAC Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. “SPAC Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

4.	Legends.

4.1. Legend. The SPAC will issue the Private Placement Shares purchased by the Investor in the name of such Investor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A SUBSCRIPTION AGREEMENT BETWEEN ARMADA ACQUISTION II CORP. AND THE INVESTOR AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE SUBSCRIPTION AGREEMENT.”

4.2. Investor’s Compliance. Nothing in this Section 4 shall affect in any way Investor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Legend Removal. Following the expiration of the transfer restrictions set forth herein, if the Securities are eligible to be sold without restriction under, and without the SPAC being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or there is an effective registration statement covering the resale of the Securities (and the Investor provides the SPAC with a written undertaking to sell its Securities only in accordance with the plan of distribution contained in such registration statement and only if such Investor has not been informed that the prospectus in such registration statement is not current or the registration statement is no longer effective), then at the Investor’s request, the SPAC (or its successor) will cause the SPAC’s transfer agent to remove the legend set forth in Section 4. In connection therewith, if required by the SPAC’s transfer agent (or the transfer agent of its successor), the SPAC will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, without charge or expense to the holder of the Securities, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Securities without any such legend; provided, that, notwithstanding the foregoing, the SPAC will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Securities in violation of applicable law.

4.4. Registration Rights. Investor will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into among Investor, the SPAC and others, on or prior to the effective date of the Registration Statement. Investor’s rights and obligations under the Registration Rights Agreement shall be identical to the rights and obligations of the Other Investors and the Sponsor (each, as defined below).

5. Waiver of Liquidation Distributions. In connection with the Securities purchased pursuant to this Agreement, Investor hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the trust account (the “Trust Account”) at a financial institution to be chosen by the SPAC, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”) solely with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the SPAC consummates the Business Combination, (ii) in connection with any tender offer conducted by the SPAC prior to a Business Combination, (iii) upon the SPAC’s redemption of Class A Ordinary Shares sold in the SPAC’s IPO upon the SPAC’s failure to timely complete the Business Combination or (iv) in connection with a shareholder vote to approve an amendment to the SPAC’s Articles, (A) to modify the substance or timing of the SPAC’s obligation to redeem 100% of the SPAC’s public shares if the SPAC does not timely complete the Business Combination or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity. In the event any Investor purchases Class A Ordinary Shares in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such Class A Ordinary Shares upon the same terms offered to all other purchasers of Class A Ordinary Shares in the IPO, including but not limited to, in the event the SPAC fails to consummate the Business Combination and it is acknowledged that the waiver shall not apply with respect to any such Class A Ordinary Shares.

6. Lock-Up Period. The Investor agrees that it shall not Transfer any Private Placement Shares or Class A Ordinary Shares issuable upon conversion of such Private Placement Shares beneficially held by such Investor, or by its Affiliates until the date that is the earlier of (A) 180 days after the completion of a Business Combination or (B) the date on which, subsequent to a Business Combination, (x) the last sale price of the Class A Ordinary Shares equals or exceeds $11.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination or (y) the SPAC completes a liquidation, merger, stock exchange or other similar transaction that results in all of the SPAC’s shareholders having the right to exchange their shares for cash, securities or other property (the “Lock-up Period”). The Lock-up Period shall be identical to the lock-up period applicable to the Class B Ordinary Shares owned by the Sponsor (the “Sponsor’s Lock-up Period”). If the Sponsor’s Lock-up Period is amended for a shorter period of time than under this Section 6, the parties shall amend the Lock-up Period under this Agreement to match the Sponsor’s Lock-up Period. Notwithstanding the foregoing, during the Lock-up Period, Transfers of Private Placement Shares or any other Securities beneficially held by the Investor are permitted to be made (a) amongst the Investor and its Affiliates, (b) in the case of an entity, as a distribution to its partners, shareholders or members upon its liquidation, (c) in the case of an individual, (1) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an Affiliate of such person or to a charitable organization, (2) by virtue of the laws of descent and distribution upon death of such person, (3) pursuant to a qualified domestic relations order, (d) by certain pledges to secure obligations incurred in connection with purchases of the SPAC’s securities, (e) through private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which such securities were originally purchased, or (f) to the SPAC for no value for cancellation in connection with the consummation of a Business Combination; provided, that, in each such case (except clause (f)), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions to the extent and for the duration that such terms remain in effect at the time of the Transfer. As used herein, “Transfer” means (a) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to, any security, (b) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.	Terms of the Private Placement Shares.

7.1. The Private Placement Shares will become freely tradable only after the expiration of the Lock-up Period described above in Section 6 and they are registered pursuant to the Registration Rights Agreement or an exemption from registration is available, and the restrictions described above in Section 6 have expired.

7.2. Investor agrees that if the SPAC seeks shareholder approval of a Business Combination, then in connection with such Business Combination, Investor shall (i) vote the Private Placement Shares owned by it in favor of the Business Combination and (ii) not redeem any Private Placement Shares owned by Investor in connection with such shareholder approval.

7.3. No Additional Shares; Forfeitures. In the event that underwriter in the IPO exercises its over-allotment option, the Investor will not receive pursuant to the terms of this Agreement any additional Private Placement Shares, as the total amount of Private Placement Shares being purchased by the Investor is as set forth in the Recitals hereof. The Securities shall be subject to all earn-outs, vesting provisions, forfeitures, transfers, disposals, exchanges, reductions, redemptions, restrictions, amendments, arrangements or other modifications, such earn-outs, vesting provisions, forfeitures, transfers, disposals, exchanges, reductions, redemptions, restrictions, amendments, arrangements or other modifications applicable to the Class B Ordinary Shares, as agreed by Investor, as sponsor.

8. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

9.	Assignment; Entire Agreement; Amendment.

9.1. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either part hereto without the prior consent of the other party.

9.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior oral or written discussions, agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

9.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

9.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

10. Notices. Unless otherwise provided herein, any notice, statement or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (i) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the shareholder.

11. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or

“jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

12.	Survival; Severability.

12.1. Survival. All representations, warranties, covenants and agreements of the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

12.2. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that a court of competent jurisdiction shall deem any such provision, or portion thereof, wholly unenforceable or void, the remaining provisions of this Agreement shall remain in full force and effect; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

13. Headings. The headings and titles of the various sections used in this Agreement are used for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

SPAC:

ARMADA ACQUISITION CORP. II

By:	/s/ Stephen Herbert
Name:	Stephen Herbert
Title:	Director and Chief Executive Officer

INVESTOR:

ARMADA SPONSOR II, LLC

By:	/s/ Douglas Lurio
Name:	Douglas Lurio
Title:	Managing Member

[Signature Page to Subscription Agreement]